Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 1 to the Registration Statement on Form S1 of our report dated March 6, 2008, relating to the financial statements of VoIP Talk, Inc. for the period June 28, 2007 (inception) through December 31, 2007. We also consent to the reference to our firm under the caption “Experts”.

/s/ KBL, LLP
KBL, LLP
New York, NY
April 3, 2008